UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective May 1, 2011, in connection with Grandparents.com, Inc.’s (the “Company”) engagement of CorProminence, Inc. (“CorProminence”) to provide certain investor relations services to the Company, the Company agreed to issue 75,000 restricted shares of the Company’s common stock to CorProminence. Unless terminated in advance, the Company’s engagement with CorProminence may be extended for up to three (3) three-month renewal periods. The Company also agreed to issue 75,000 additional shares of its common stock to CorProminence upon the commencement of each such renewal term. The securities were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (i) the issuance of the securities was an isolated private transaction by the Company which did not involve a public offering, (ii) there was only one offeree, (iii) there were no subsequent or contemporaneous public offerings of the securities by the Company, and (iv) the negotiations for the issuance of the securities took place directly between the Company and CorProminence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2012	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer